Exhibit 10.1

August 13, 2009

Moore, Oklahoma

THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW (COLLECTIVELY, THE "SECURITIES LAWS"), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS IT (I) IS REGISTERED OR QUALIFIED UNDER ALL APPLICABLE SECURITIES LAWS OR (II) IS EXEMPT FROM REGISTRATION OR QUALIFICATION UNDER SUCH LAWS AND THE ISSUER IS PROVIDED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

PROMISSORY NOTE

FOR VALUE RECEIVED, Vaughan Foods, Inc., an Oklahoma corporation (“Debtor”), promises to pay to Herbert B. Grimes (“Lender”), at the offices of the Debtor, on the dates listed in Schedule A (the “Maturity Dates”) the principal sum of EIGHT HUNDRED EIGHTY TWO THOUSAND, SEVEN HUNDRED FIFTY DOLLARS ($882,750.00), together with interest thereon at the rate of ten percent (10%) per annum, compounded daily. Lender may, at his option, elect to defer some or all of any scheduled payments listed in Schedule A. This Promissory Note replaces that certain Promissory Note dated June 30, 2008 in the amount of $802,500.00, and is given in satisfaction of that Promissory Note dated, June 30, 2008. This Promissory Note is executed on the date noted above and is effective as of June 30, 2009.

Lender understands and agrees that the scheduled payments listed Schedule A include negative amortization provisions, such that some payments are not sufficient to satisfy all accrued interest through the dates of the payments, and that such insufficiencies shall be added to the principal balances, as necessary.

If this Note, or any payment hereunder, falls due on a Saturday, Sunday or a day that is a public holiday in the State of Oklahoma, this Note shall become due or such payment hereunder, shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

Debtor may at its option prepay all or any part of the unpaid principal amount of this Note and accrued interest thereon, without premium or penalty. Any partial prepayment shall be applied first to interest and the remaining balance of such payment, if any, to principal. If any provision of this Note would require Debtor to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, Debtor shall instead pay interest under this Note at the highest rate permitted by applicable law.

Further agreed that the Lender and Debtor will review the review the prospects, liquidity position, projected cash flows and EBITDA position of the Debtor by June 1, 2010, for the purpose of evaluating the Debtor’s ability to meet the payments referred to in Schedule A without undue burden on the ability of the Debtor to continue as a going concern. If it is mutually determined that the Debtor is unable to meet the payment plan referred to in Schedule A, then the Lender and Debtor hereby agree to mutually determine an alternative payment plan.

“EBITDA” means (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, if any. Income tax benefit shall not be considered in the determination of EBITDA.

This Note and the indebtedness evidenced thereby is and shall be junior and subordinate in all respects to the payment of all indebtedness of the Debtor for borrowed money, including without limitation, indebtedness evidenced by that certain Loan And Security Agreement entered into as of March 6, 2009, by and between Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula (“Bank”) and Vaughan Foods, Inc. and Wild About Food – Oklahoma LLC., and related loan agreements, as the same may be renewed, amended or extended after the date hereof.

Lender has represented that he has treated the sale of Allison’s on the installment method of accounting for income tax purposes. Under the installment method, Lender would be taxed when he receives the principal payment s for the sale. At the time of the sale in 2007, the long term capital gains tax rate was 15%. However, if capital gains tax rates are adjusted such that , Lender would be assessed a higher tax due solely to the deferral, then Debtor agrees to “gross up” to Lender to make him whole for the additional potential taxes.

The following is an example of a gross up scenario, assuming a capital gains rate of 20% and a combined marginal income tax rate and Medicare tax rate of 50% - this table is shown as an example only, and does not necessarily represent the actual gross up that would be paid to Lender, but merely serves to illustrate the methodology under which a gross up would be paid.

Prior to any gross up being paid by Debtor, Lender agrees to engage a Certified Public Accountant that is competent in federal tax law and who understands Lender’s tax situation that will provide written representation to Debtor that the proposed gross up is materially correct, and generally serves to make Lender whole as a result of any adjustments to the federal capital gains tax rates.

Herb Grimes Pro Forma Tax Gross Up Example for Allison's Transaction

Tax gain on sale of Allison's interest that has been deferred	$802,500
Long term capital gains rate at transaction time - 2007	15%
Pro forma tax - as if tax was paid at the time of the transaction - tax year 2007	120,375
Pro forma (adjusted) capital gains rate at payment time	20%
Pro forma tax that would be paid under adjusted tax rate	160,500
Difference in tax	40,125

Additional net amount to be paid to Grimes to pay the difference in taxes	40,125
Assumed combined income tax and medicare tax rate at time of payment	50%
Amount to be paid to Mr. Grimes to get net amount required to pay additional taxes	$80,250

Proof
Gross amount to be paid to Grimes	$80,250
Tax on gross amount	(40,125)
Net amount to Mr. Grimes to pay additional capital gains taxes	$40,125

IN WITNESS WHEREOF, Debtor has executed this Promissory Note as of the date first above written.

Vaughan Foods, Inc. (“Debtor”)

/s/ Gene P. Jones

_______________________

By: Gene P. Jones

Secretary, Treasurer and Chief Financial Officer

Schedule A

Payment Date	Payment Amount	Interest Applied	Principal Applied	Principal Balance

7/1/2009				882,750
8/14/2009	7,500	10,641	3,141.37-	885,891
8/21/2009	5,000	1,699	3,301.00	882,590
8/28/2009	5,000	1,693	3,307.00	879,283
9/4/2009	5,000	1,686	3,314.00	875,969
9/11/2009	5,000	1,680	3,320.00	872,649
9/18/2009	1,500	1,674	173.57-	872,823
9/25/2009	1,500	1,674	173.91-	872,997
10/2/2009	1,500	1,674	174.24-	873,171
10/9/2009	1,500	1,675	174.57-	873,346
10/16/2009	1,500	1,675	174.91-	873,520
10/23/2009	1,500	1,675	175.24-	873,696
10/30/2009	1,500	1,676	175.58-	873,871
11/6/2009	1,500	1,676	175.92-	874,047
11/13/2009	1,500	1,676	176.25-	874,223
11/20/2009	1,500	1,677	176.59-	874,400
11/27/2009	1,500	1,677	176.93-	874,577
12/4/2009	1,500	1,677	177.27-	874,754
12/11/2009	1,500	1,678	177.61-	874,932
12/18/2009	1,500	1,678	177.95-	875,110
12/25/2009	1,500	1,678	178.29-	875,288
1/1/2010	1,500	1,679	178.63-	875,467
1/8/2010	1,500	1,679	178.98-	875,646
1/15/2010	1,500	1,679	179.32-	875,825
1/22/2010	1,500	1,680	179.66-	876,005
1/29/2010	1,500	1,680	180.01-	876,185
2/5/2010	1,500	1,680	180.35-	876,365
2/12/2010	1,500	1,681	180.70-	876,546
2/19/2010	1,500	1,681	181.05-	876,727
2/26/2010	1,500	1,681	181.39-	876,908
3/5/2010	1,500	1,682	181.74-	877,090
3/12/2010	1,500	1,682	182.09-	877,272
3/19/2010	1,500	1,682	182.44-	877,454
3/26/2010	1,500	1,683	182.79-	877,637
4/2/2010	1,500	1,683	183.14-	877,820
4/9/2010	1,500	1,683	183.49-	878,004
4/16/2010	1,500	1,684	183.84-	878,188
4/23/2010	1,500	1,684	184.20-	878,372
4/30/2010	1,500	1,685	184.55-	878,556
5/7/2010	1,500	1,685	184.90-	878,741
5/14/2010	1,500	1,685	185.26-	878,927
5/21/2010	1,500	1,686	185.61-	879,112
5/28/2010	1,500	1,686	185.97-	879,298
6/4/2010	1,500	1,686	186.33-	879,484
6/11/2010	1,500	1,687	186.68-	879,671
6/18/2010	1,500	1,687	187.04-	879,858
6/25/2010	1,500	1,687	187.40-	880,046
6/30/2010	881,251	1,206	880,045.61	0